UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 12, 2024

Serina Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-38519	82-1436829
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

601 Genome Way, Suite 2001

Huntsville, Alabama 35806

(Address of principal executive offices)

(256) 327-9630

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.0001 per share	SER	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On August 15, 2024, the Board of Directors (the “Board”) of Serina Therapeutics, Inc. (the “Company”) appointed Gregory S. Curhan as the Company’s Chief Financial Officer in a non-employee consultant role, effective August 16, 2024. Mr. Curhan, age 62, has been a partner at FLG Partners, a Silicon Valley chief financial officer services firm, since January 2020, and since 2020 Mr. Curhan has also served as the CFO of Curevo Vaccines, a Seattle-based private venture backed biotech focused on infectious disease immunology. From June 2020 until June 2023, Mr. Curhan also served as the Chief Financial Officer of Angion Biomedica Corp. Prior to joining FLG Partners, Mr. Curhan was Chief Financial Officer and Senior Vice President Corporate Development of Providence Medical Technology, a venture-backed medical device manufacturer, December 2016 until January 2020. Prior to that, Mr. Curhan was a Business Development Officer at Brighton Jones, a financial planning company, from December 2012 to December 2016. Mr. Curhan has a B.A. in Economics from Dartmouth College.

Pursuant to an agreement between the Company and FLG Partners, compensation for Mr. Curhan’s services will be paid at a rate of $650 per hour. Mr. Curhan was also awarded an option to purchase 250,000 shares of the Company’s Common Stock that vests monthly over 48 months. Vesting of the option will accelerate upon a change in control of the Company or the Company’s completion of a $60 million equity transaction.

There are no family relationships between Mr. Curhan and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company.

Since January 1, 2023, there have been no transactions in which the Company was or is proposed to be a participant and the amount involved exceeds $120,000, and in which Mr. Curhan had or will have a direct or indirect material interest.

Departure of Interim Chief Financial Officer and Chief Accounting Officer

On August 12, 2024, the Company informed Andrea Park, the Company’s Interim Chief Financial Officer and Chief Accounting Officer, that her employment with the Company will end effective August 15, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERINA THERAPEUTICS, INC.

Date: August 15, 2024	By:	/s/ Steve Ledger
Interim Chief Executive Officer